Exhibit 4.14

                                CONFORMED COPY

                             DATED 16TH JULY 2001




                      (1) NATIONAL WESTMINSTER BANK PLC



                                      and



                       (2) NIAGARA LASALLE (UK) LIMITED










                          SECOND AMENDMENT AGREEMENT
                    relating to a bank facilities agreement
                        dated 21 May 1999 (as amended)










                                   EVERSHEDS
                                115 Colmore Row
                                  Birmingham
                                    B3 3AL

                              Tel. 0121 232 1000
                              Fax. 0121 232 1900

                                   Ref: RHH


                                   CONTENTS


1.     INTERPRETATION......................................................1
2.     AMENDMENT...........................................................1
3.     CONFIRMATIONS.......................................................2
4.     REPRESENTATIONS.....................................................2
5.     MISCELLANEOUS.......................................................2

SCHEDULE - AMENDMENTS TO THE BANK FACILITIES AGREEMENT.....................2



THIS AMENDMENT AGREEMENT is made on  16th July 2001

BETWEEN:

(1) NATIONAL WESTMINSTER BANK PLC, a company incorporated in England and Wales acting through its office at P O Box 4641, 103 Colmore Row, Birmingham B3 3NR (the "Bank"); and

(2) NIAGARA LASALLE (UK) LIMITED a company incorporated in England and Wales with Company Number 3725308 and whose registered office is situate at Victoria Steel Works, Bull Lane, Moxley, Wednesbury, West Midlands WS10 8RS (the "Borrower");


WHEREAS:

(A) Pursuant to a bank facilities agreement dated 21 May 1999, between the Bank and the Borrower (the "Facilities Agreement") the Bank agreed to make available to the Borrower certain facilities.

(B) By an Amendment Agreement dated 11 September 2000 (the "First Amendment") the Borrower and the Bank agreed to certain amendments to the Facilities Agreement.

(C) The Borrower has further requested and the Bank has agreed that the Facilities Agreement, as amended, shall be deemed to be further varied in the following manner.



NOW IT IS AGREED as follows:

1.           INTERPRETATION

1.1          Definitions

             In this Amendment Agreement (except where the context otherwise requires or there is express provision herein to the contrary) all terms and expressions used in this Amendment Agreement shall have the meanings given to such terms and expressions in the Facilities Agreement, as amended.

1.2          Interpretation

             Clauses 1.2 to 1.12 (inclusive) of the Facilities Agreement, as amended, shall be deemed to be incorporated in this Amendment Agreement as if set out in full herein, with all necessary changes.

2.           AMENDMENT

             As of and with effect from 30 June 2001, the Facilities Agreement, as amended, shall be further amended in accordance with the amendments set out in the attached Schedule.

3.           CONFIRMATIONS

3.1 Save as expressly amended by the First Amendment and this Amendment Agreement, the Facilities Agreement shall remain in full force and effect.

3.2 Each of the parties hereto confirms that notwithstanding the amendment of the Facilities Agreement each of the Lending Documents to which it is a party remains in full force and effect and will continue to secure the obligations of the Borrower under the Facilities Agreement as so amended, and that as and from the date of this Amendment Agreement any and all references in each of the Lending Documents to the Facilities Agreement will, where applicable, be construed as references to the Facilities Agreement as amended by the First Amendmend and this Amendment Agreement.

3.3          This Amendment Agreement shall be a Lending Document.

4.           REPRESENTATIONS

             The Borrower hereby represents and warrants to the Bank that save as expressly varied or amended by the First Amendment and this Amendment Agreement the representations and warranties referred to in Clauses 8.1 and 8.2 of the Facilities Agreement as amended are correct on the date hereof.

5.           MISCELLANEOUS

5.1 This Amendment Agreement may be executed in several counterparts and any single counterpart or set of counterparts, signed in either case by all of the parties, shall be deemed to be an original, and all taken together shall constitute one and the same instrument.

5.2 This Amendment Agreement shall be governed by and construed in accordance with English law.

5.3 The Borrower shall be responsible for, on an indemnity basis, the Bank's (and any of its advisers') costs including any VAT and disbursements incurred in connection with this Amendment Agreement.


IN WITNESS WHEREOF the parties hereto have caused this Amendment Agreement to be duly executed the day and year first above written.



                                   SCHEDULE


                    Amendments to the Facilities Agreement


With effect from 30 June 2001 the Facilities Agreement as amended shall be further amended as set out in this Schedule. All references in this Schedule to clause numbers are references to clauses in the Facilities Agreement as amended and all references to paragraph numbers are references to paragraphs of this Schedule.


The existing Clause 9.3.1 contained in the Facilities Agreement, as amended, shall be deleted in its entirety and replaced with the following new Clause 9.3.1:-

           Fixed Charge Coverage Ratio

           The ratio of Consolidated EBITDA to Consolidated Fixed Charges as at 31 March, 30 June, 30 September and 31 December in each year and measured for the 12 months ending on such dates on a rolling basis, shall not be less than 1.1 to 1.

           For the purposes of this Clause 9.3.1 only, the following definitions shall apply:-

           "Cash Interest Expense"        means, for any period, the sum of
                                          the aggregate interest expense
                                          (excluding all amounts attributable
                                          to non-cash items of interest
                                          expense) for such period in respect
                                          of Indebtedness determined in
                                          accordance with GAAP.

          "Consolidated",                 means the  consolidation  of the
          "Consolidating" or              accounts of the Group in accordance
          "Consolidated Basis"            with GAAP, including principles of
                                          consolidation.

         "Consolidated EBITDA"            means, for any period, the sum of
                                          the following on a Consolidated
                                          basis:

                                          (a) Profit After Taxation for such
                                              period; plus

                                          (b) without duplication and to the
                                              extent deducted in computing
                                              such Profit After Taxation
                                              for such period, the sum of
                                              (i) Consolidated Cash
                                              Interest Expense, plus (ii)
                                              corporation tax charge, plus
                                              (iii) depreciation and
                                              amortisation expense, plus
                                              (iv) amortisation or
                                              write-off of debt discount
                                              and debt issuance costs and
                                              commissions, discounts and
                                              other fees and charges
                                              associated with Indebtedness
                                              (including under the
                                              Facilities Agreement)
                                              included within interest
                                              payable in accordance with
                                              GAAP, plus (v) amortisation
                                              of intangibles (including,
                                              but not limited to, goodwill)
                                              and organisation costs, plus
                                              (vi) any exceptional or
                                              extraordinary items as
                                              defined within GAAP
                                              (including, whether or not
                                              otherwise includable as a
                                              separate item in arriving at
                                              Profit After Taxation for
                                              such period, losses on sales
                                              of assets outside of the
                                              ordinary course of business),
                                              plus (vii) any other non-cash
                                              charges; and minus     .

                                          (c) to the extent included in
                                              computing such Profit After
                                              Taxation for such period, the
                                              sum of (i) any exceptional or
                                              extraordinary gain as defined
                                              within GAAP (including, whether
                                              or not otherwise includable as a
                                              separate item in arriving at
                                              Profit After Taxation for such
                                              period, gains on the sales of
                                              assets outside of the ordinary
                                              course of business), plus (ii)
                                              any other non-cash income.


           "Consolidated Fixed Charges"   means, for any period, the sum of
                                          the following on a Consolidated
                                          basis:

                                          (a) Maintenance Capital
                                              Expenditures; plus

                                          (b) Cash Interest Expense; plus

                                          (c) all regularly scheduled
                                              repayments of principal of
                                              Indebtedness (including
                                              principal repayments under the
                                              Facilities Agreement and
                                              principal repayments of any
                                              Finance Lease Obligations); plus

                                          (d) corporation tax payable arising
                                              during the period.

           "Finance Lease Obligations"    means the obligations of the Group
                                          to pay rent or other amounts under
                                          any lease of (or other arrangement
                                          conveying the right to use) real or
                                          personal property, or a combination
                                          thereof, which obligations are
                                          required to be classified and
                                          accounted for as Finance Leases of
                                          the Group under GAAP, and the amount
                                          of such obligations shall be the
                                          capitalised amount thereof
                                          determined in accordance with GAAP.

           "Indebtedness"                 at a particular time, means all
                                          items which, in conformity with
                                          GAAP, would be classified as
                                          liabilities on a balance sheet of
                                          any member of the Group as at
                                          such time and which constitute:

                                          (a) indebtedness for borrowed money
                                              or for the deferred purchase
                                              price of property or services in
                                              respect of which the relevant
                                              member is liable, contingently
                                              or otherwise, as obligor,
                                              guarantor or otherwise, or any
                                              commitment by which the relevant
                                              member of the Group assures a
                                              credit against loss, (including,
                                              without limitation, all notes
                                              payable and drafts accepted
                                              representing extensions of
                                              credit and all obligations
                                              evidenced by bonds, debentures,
                                              notes or other similar
                                              instruments, but excluding trade
                                              creditors incurred in the
                                              ordinary course of business);

                                          (b) obligations with respect to any
                                              conditional sale agreement or
                                              title retention agreement;

                                          (c) indebtedness arising under
                                              acceptance facilities in
                                              connection with surety or other
                                              similar bonds, and the
                                              outstanding amount of all
                                              letters of credit issued for the
                                              account of the relevant member
                                              of the Group and, without
                                              duplication, all drafts drawn
                                              thereunder;

                                          (d) all liabilities secured by any
                                              security interest in any
                                              property owned by the relevant
                                              member of the Group even though
                                              it has not assumed or otherwise
                                              become liable for the payment
                                              thereof;

                                          (e) Finance Lease Obligations in
                                              respect of which the relevant
                                              member of the Group is liable
                                              contingently or otherwise, as
                                              obligor, guarantor or otherwise,
                                              or in respect of which
                                              obligations the Client assures a
                                              creditor against loss; and

                                          (f) obligations with respect to
                                              interest rate protection
                                              agreements.

       "Maintenance Capital Expenditure"  means for such period, all expenditures for any tangible fixed
                                          assets or replacements or
                                          substitutions which have not been
                                          expensed and which have a useful
                                          life or more than one (1) year,
                                          including, but not limited to, the
                                          direct or indirect acquisition of
                                          such assets by way of increased
                                          product or service charges, offset
                                          items or otherwise, and additions to
                                          assets subject to Finance Leases
                                          recorded in accordance with GAAP,
                                          but excluding expenditure for
                                          capital assets funded by proceeds of
                                          casualty insurance policies.

           "Profit After Taxation"        means, with respect to any period,
                                          all amounts which, in conformity
                                          with Schedule 4 of the Companies Act
                                          1985, would be included in arriving
                                          at profit after taxation on the
                                          profit and loss account.



SIGNED AND DELIVERED AS A DEED     )
on the 16th day of July 2001       )
by NATIONAL WESTMINSTER BANK PLC   )
in the presence of:-

                                            /s/ KEITH CRITCHLEY
                                         (Attorney for and on behalf of
                                          National Westminster Bank PLC )



Witness Signature        /s/ R.D.HAGUE-HOLMES

Witness Name             R.D. HAGUE-HOLMES
                         -----------------

Address                  115 COLMORE ROW

                         BIRMINGHAM  B3 3AL





SIGNED AND DELIVERED AS A DEED     )
on the 16th day of July 2001       )
for and on behalf of               )
NIAGARA LASALLE (UK) LIMITED       )
by                                 )


ANTHONY JOHN BAGSHAWE    Director                     /s/ANTHONY JOHN BAGSHAWE
---------------------                                 ------------------------
(Print Name)                                          (Signature)





RAYMOND ROZANSKI         Director/Secretary          /s/ RAYMOND ROZANSKI
----------------                                     --------------------
(Print Name)                                        (Signature)